UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/10/2009

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On August 10, 2009, NewPage Corporation ("the Company") issued a press release announcing several changes to the Company's and NP Investor LLC's ("NPI") previously announced cash tender offer to purchase certain of the Company's outstanding Floating Rate Senior Secured Notes due 2012 and 10% Senior Secured Notes due 2012 (the "Second Lien Notes Tender Offer") and related transactions.

The Company has determined not to proceed with its portion of the Second Lien Notes Tender Offer. In addition, the size, terms and timing of the Company's proposed offering of new senior secured notes due 2014 are still under consideration at this time and therefore, NPI has waived the consummation of such proposed offering as a condition to the Second Lien Notes Tender Offer. As a result, the Company and NPI are amending the Second Lien Notes Offer to Purchase dated July 15, 2009, and have distributed a supplement dated August 10, 2009 (the "Supplement") to the Second Lien Notes Offer to Purchase to holders of Second Lien Notes. The obligations of NPI under the Second Lien Notes Tender Offer are described in the Supplement and the Second Lien Notes Offer to Purchase, as amended by the Supplement.

The Supplement also extends the Early Participation Time, Withdrawal Deadline and Expiration Time for the Second Lien Notes Tender Offer. The Early Participation Time and Expiration Time have each been extended to 12:00 Midnight, New York City time, on Friday, August 21, 2009, unless further extended by NPI. The Withdrawal Deadline has been extended to 5:00 p.m., New York City time, on Tuesday, August 11, 2009, unless further extended by NPI.

Concurrently, NPI also announced that it has extended the Early Participation Time and the Expiration Time for its previously announced cash tender offer (the "NPI Offer") to purchase certain of NewPage Holding Corporation's outstanding Floating Rate Senior Unsecured PIK Notes due 2013 and NewPage's outstanding 12% Senior Subordinated Notes due 2013. The NPI Offer is described in detail in its offer to purchase dated July 15, 2009.

NPI extended the Early Participation Time for the NPI Offer, which was previously scheduled for 5:00 p.m., New York City time, on Tuesday, July 28, 2009, to 12:00 Midnight, New York City time, on Friday, August 14, 2009, unless further extended by NPI. The Expiration Time for the NPI Offer previously scheduled for 12:00 Midnight, New York City time, on Tuesday, August 11, 2009, has been extended to 12:00 Midnight, New York City time, on Friday, August 14, 2009, unless further extended by NPI.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this report is neither an offer to purchase any notes, nor a solicitation of tenders with respect to any security. The tender offers are being made solely pursuant to the applicable offer to purchase, the related letter of transmittal and the Supplement.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1         News Release dated August 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: August 10, 2009	By:	/s/ David J. Prystash
David J. Prystash
Senior Vice President and Chief Financial Officer

NewPage Corporation

Date: August 10, 2009	By:	/s/ David J. Prystash
David J. Prystash
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release